This filing is made under Registration Statement No. 333-57027 pursuant to rule 424(b)(5) and is a supplement to the July 27, 1999
          Prospectus Supplement to the July 27, 1999 Prospectus.

Prospectus Supplement No. 2
(To July 27, 1999 Prospectus Supplement to July 27, 1999 Prospectus)

                  ABN AMRO Mortgage Corporation, Depositor

                $47,753,042 Series 1999-RS1 Resecuritization
                         Pass-Through Certificates

                         -------------------------

The July 27, 1999 Prospectus Supplement to the July 27, 1999 Prospectus is hereby modified in the following respects:

         o by providing in the paragraph of the section therein bearing the caption "SUMMARY--Retail Certificates" that the Class B-1 certificates are being sold to retail investors, but will not be listed on the New York Stock Exchange; and

         o by providing in the fourth paragraph of the section therein bearing the caption "DESCRIPTION OF THE CERTIFICATES--General" that the Class B-1 certificates are being offered in minimum denominations equivalent to at least $1,000 initial certificate principal balance each and multiples of $1 in excess thereof.

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Donaldson, Lufkin & Jenrette                             ABN AMRO Incorporated

                           ----------------------------

      The date of this Prospectus Supplement No. 2 is October 19, 1999